Exhibit 99.1

 PRESS RELEASE

WHITESTONE REIT ANNOUNCES FOURTH QUARTER 2008 DIVIDEND

Houston, TX, December 19, 2008 – Whitestone REIT, a real estate investment trust which owns and manages 35 urban commercial properties in Texas and Arizona, announced its fourth quarter dividend of 2008 of $0.1125 per common share.

The dividend will be paid in three monthly installments of $0.0375 share on or about the first day of January, February and March.

About Whitestone REIT
Whitestone REIT owns and operates urban infill commercial properties providing employment centers and retail communities in Houston, Dallas, San Antonio and Scottsdale, Arizona. www.whitestonereit.com.

Forward-Looking Statements
Statements included herein that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, which by their nature, involve known and unknown risks and uncertainties.  The Company's actual results, performance or achievements could differ materially from those expressed or implied by these statements.  Reference is made to the Company's regulatory filings with the Securities and Exchange Commission for information or factors that may impact the Company's performance.

Contact Whitestone REIT:
Anne Gregory, Asst. VP Marketing & Investor Relations
713.827.9595  EXT 3013   agregory@whitestonereit.com

Richard Stern, Stern & Company
212.888.0044  richstern@sternco.com

###